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                                                                    EXHIBIT 99.1





MEDIA CONTACT:                                            INVESTOR CONTACT:
SKIP COLCORD                                              PHIL RUDDICK
(781)-386-6624                                            (781)-386-6638
colcors@polaroid.com                                      ruddicp@polaroid.com



                      POLAROID ANNOUNCES MANAGEMENT CHANGE
                       - BOYNTON RESIGNS AS EVP AND CFO -


         CAMBRIDGE, MASS., -- JANUARY 24, 2001 -- Polaroid Corporation (NYSE:
PRD) today announced the resignation of Judith G. Boynton, executive vice president, business development and chief financial officer.

         "During her three year tenure, Judy made numerous significant contributions to Polaroid," said Gary T. DiCamillo, chairman and chief executive officer. "Importantly, she built and developed strong finance, strategy, business development and information technology organizations that remain in place to execute the key priorities of the company."

         Boynton, 46, joined Polaroid from Amoco Corporation (now BP Amoco) in 1998 as executive vice president and chief financial officer.

         "Several months ago, Judy had privately made it clear to me that she was interested in pursuing broader career opportunities," added DiCamillo. "I am pleased and grateful that she remained with us through a challenging second half of 2000."

         A search for her replacement is under way and Carl L. Lueders, vice president and treasurer, will serve as acting chief financial officer.

         Polaroid Corporation, with annual sales of approximately $2 billion, is the worldwide leader in instant imaging. Polaroid supplies instant photographic cameras and films; digital imaging hardware, software and media; secure identification systems; and sunglasses to markets worldwide.

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